Exhibit 10.2a

SELECTIVE INSURANCE COMPANY OF AMERICA
DEFERRED COMPENSATION PLAN (2005)

AMENDMENT NO. 1

THIS AMENDMENT No. 1 is made by Selective Insurance Company of America (the “Company”) to the Selective Insurance Company of America Deferred Compensation Plan, As Amended and Restated Effective as of January 1, 2010 (the “Plan”).

WITNESSETH:

WHEREAS, the Company maintains the Plan to provide supplemental deferred compensation benefits to a select group of management or highly compensated employees of the Company and its affiliates that adopt the Plan; and

WHEREAS, the Company wishes to amend the Plan to provide that a participant who is otherwise eligible to receive a nonelective contribution will not be eligible to receive such contribution for a plan year in which the participant terminates employment with the Company and its affiliates for any reason other than death, disability or retirement on or after reaching the participant’s “Early Retirement Age,” as defined in Retirement Income Plan for Selective Insurance Company of America; and

WHEREAS, the Company may amend the Plan at any time in writing pursuant to Section 20(a) thereof;

NOW, THEREFORE, the Company hereby amends the Plan, effective as of January 1, 2012 by deleting Section 6(c)(i) in its entirety and replacing it with the following:

A Participant shall be eligible to receive a nonelective contribution pursuant to this Section 6(c) if: (A) he is not eligible to participate in the Retirement Income Plan for Selective Insurance Company of America; (B) he has completed one year of service for eligibility purposes, as determined under the RSP; and (C) he has not incurred a Separation from Service during the Plan Year to which the nonelective contribution relates for any reason other than his death, Disability, or retirement on or after attaining his “Early Retirement Age,” as defined in the Retirement Income Plan for Selective Insurance Company of America.

IN WITNESS WHEREOF, this Amendment No. 1 is hereby executed on this 16th day of September, 2011.

SELECTIVE INSURANCE COMPANY
OF AMERICA

By:	/s/ Michael H. Lanza
	Name:	Michael H. Lanza
	Title:	Executive Vice President and
General Counsel